Exhibit 99.2

americold

americold

REALTY TRUST

EARNINGS RELEASE & FINANCIAL SUPPLEMENT

First Quarter 2023

americold
americold

Financial Supplement	First Quarter 2023

Financial Supplement	First Quarter 2023

Corporate Profile
We are a global leader in temperature-controlled logistics real estate and value added services, and are focused on the ownership, operation, acquisition and development of temperature-controlled warehouses.  We are organized as a self-administered and self-managed REIT with proven operating, development and acquisition expertise. As of March 31, 2023, we operated a global network of 243 temperature-controlled warehouses encompassing approximately 1.5 billion cubic feet, with 196 warehouses in North America, 27 in Europe, 18 warehouses in Asia-Pacific, and two warehouses in South America. In addition, we hold four minority interests in joint ventures, one with SuperFrio, which owns or operates 37 temperature-controlled warehouses in Brazil, one with Comfrio, which owns or operates 28 temperature-controlled warehouses in Brazil, one with the LATAM JV, which owns two temperature-controlled warehouses in Chile, and one with the RSA JV, which owns one temperature-controlled warehouse in Dubai.

Corporate Headquarters
10 Glenlake Parkway South Tower, Suite 600
Atlanta, Georgia 30328
Telephone: (678) 441-1400
Website: www.americold.com

Senior Management
George F. Chappelle Jr.: Chief Executive Officer and Director
Marc J. Smernoff: Chief Financial Officer and Executive Vice President
Robert S. Chambers: Chief Commercial Officer and Executive Vice President
Samantha L. Charleston: Chief Human Resources Officer and Executive Vice President
R. Scott Henderson: Chief Investment Officer and Executive Vice President
James C. Snyder, Jr.: Chief Legal Officer and Executive Vice President
Michael P. Spires: Interim Chief Information Officer
Richard C. Winnall: Chief Operating Officer - International and Executive Vice President
Thomas C. Novosel: Chief Accounting Officer and Senior Vice President
Board of Directors
Mark R. Patterson: Chairman of the Board of Directors
George J. Alburger, Jr.: Director
Kelly H. Barrett: Director
Robert L. Bass: Director
George F. Chappelle Jr.: Chief Executive Officer and Director
Antonio F. Fernandez: Director
Pamela K. Kohn: Director
David J. Neithercut: Director
Andrew P. Power: Director

Investor Relations
To request more information or to be added to our e-mail distribution list, please visit our website: www.americold.com
(Please proceed to the Investors section)

Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	First Quarter 2023

Analyst Coverage

Firm	Analyst Name	Contact	Email
Baird Equity Research	Nicholas Thillman	414-298-5053	nthillman@rwbaird.com
Bank of America Merrill Lynch	Joshua Dennerlein	646-855-1681	joshua.dennerlein@bofa.com
Barclays	Anthony Powell	212-526-8768	anthony.powell@barclays.com
BNP Paribas Exane Research	Nate Crossett	646-725-3716	nate.crossett@exanebnpparibas.com
Citi	Craig Mailman	212-816-4471	craig.mailman@citi.com
Evercore ISI	Samir Khanal / Steve Sakwa	212-888-3796 / 212-446-9462	samir.khanal@evercoreisi.com / steve.sakwa@evercoreisi.com
Green Street Advisors	Vince Tibone	949-640-8780	vtibone@greenstreet.com
J.P. Morgan	Michael W. Mueller	212-622-6689	michael.w.mueller@jpmorgan.com
KeyBanc	Todd Thomas	917-368-2286	tthomas@key.com
MorningStar Research Services	Suryansh Sharma	314-585-6793	suryansh.sharma@morningstar.com
Raymond James	William A. Crow	727-567-2594	bill.crow@raymondjames.com
RBC	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Truist	Ki Bin Kim	212-303-4124	kibin.kim@truist.com
Wolfe Research	Andrew Rosivach	646-582-9250	arosivach@wolferesearch.com

Stock Listing Information
The shares of Americold Realty Trust, Inc. are traded on the New York Stock Exchange under the symbol “COLD”.

Credit Ratings

DBRS Morningstar
Credit Rating:	BBB	(Stable Trend)

Fitch
Issuer Default Rating:	BBB	(Negative Outlook)

Moody’s
Issuer Rating:	Baa3	(Stable Outlook)

These credit ratings may not reflect the potential impact of risks relating to the structure or trading of the Company’s securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, hold or sell any security, and may be revised or withdrawn at any time by the issuing rating agency at its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency’s rating should be evaluated independently of any other agency’s rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Financial Supplement	First Quarter 2023
AMERICOLD REALTY TRUST, INC. ANNOUNCES FIRST QUARTER 2023 RESULTS
Atlanta, GA, May 4, 2023 - Americold Realty Trust, Inc. (NYSE: COLD) (the “Company”), a global leader in temperature-controlled logistics real estate, and value-added services focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, today announced financial and operating results for the first quarter ended March 31, 2023.
First Quarter 2023 Highlights
•Total revenue decreased 4.1% to $676.5 million.
•Total NOI increased 18.5% to $187.6 million.
•Net loss of $2.6 million, or $0.01 per diluted common share.
•Core EBITDA increased 20.0% to $133.1 million, and increased 22.0% on a constant currency basis.
•Core FFO of $60.8 million, or $0.22 per diluted common share.
•AFFO of $79.9 million, or $0.29 per diluted common share.
•Global Warehouse segment revenue increased 10.0% to $595.1 million.
•Global Warehouse segment NOI increased 19.5% to $174.8 million.
•Global Warehouse segment same store revenue increased 10.7%, or 12.3% on a constant currency basis, Global Warehouse segment same store NOI increased by 24.6%, or 26.1% on a constant currency basis.
•Completed the Lancaster, Pennsylvania development project for approximately $164.0 million, inclusive of approximately $20 million to be paid upon achievement of certain metrics, consisting of 11.4 million cubic feet and 28,000 pallet positions.
•Acquired a 49% equity interest in the RSA Joint Venture in Dubai for $4.0 million.
First Quarter 2023 Total Company Financial Results
Total revenue for the first quarter of 2023 was $676.5 million, a 4.1% decrease, which was driven by decreases in our Third-party managed and Transportation segments, largely offset by growth within our Global Warehouse segment. The growth within our Global Warehouse segment was driven by our pricing initiatives and rate escalations, higher economic occupancy, incremental revenue from recently completed expansion and development projects, partially offset by lower throughput volume in our same store portfolio.
Total NOI for the first quarter of 2023 was $187.6 million, an increase of 18.5% from the same quarter of the prior year. This increase is a result of the improvement in our Global Warehouse segment as previously mentioned above, in addition to the increase in profitability of our Transportation segment, partially offset by ongoing inflationary pressure on operating costs.
For the first quarter of 2023, the Company reported net loss of $2.6 million, or $0.01 per diluted share, compared to net loss of $17.4 million, or $0.06 loss per diluted share, for the same quarter of the prior year.
Core EBITDA was $133.1 million for the first quarter of 2023, compared to $110.9 million for the same quarter of the prior year. This reflects a 20.0% increase over prior year on an actual basis, and 22.0% on a constant currency basis. The increase is due to the same factors driving the increase in NOI mentioned above, partially offset by an increase in selling, general and administrative costs.
For the first quarter of both 2023 and 2022, Core FFO was $60.8 million, or $0.22 per diluted share.

Financial Supplement	First Quarter 2023
For the first quarter of 2023, AFFO was $79.9 million, or $0.29 per diluted share, compared to $68.9 million, or $0.26 per diluted share, for the same quarter of the prior year.
Please see the Company’s supplemental financial information for the definitions and reconciliations of non-GAAP financial measures to the most comparable GAAP financial measures.
First Quarter 2023 Global Warehouse Segment Results
For the first quarter of 2023, Global Warehouse segment revenue was $595.1 million, an increase of $54.1 million, or 10.0%, compared to $540.9 million for the first quarter of 2022. This growth was principally driven by growth in our same store pool resulting from higher economic occupancy, our pricing initiative, and rate escalations. Additionally, our non-same store pool contributed revenue from our recently completed development projects and acquisitions. This was partially offset by lower throughput pallets in our same store pool and the unfavorable impact of foreign currency translation.
Global Warehouse segment contribution (NOI) was $174.8 million for the first quarter of 2023 as compared to $146.3 million for the first quarter of 2022. Global Warehouse segment contribution (NOI) increased due to the drivers of warehouse revenue increase mentioned above, offset by the impact of inflationary pressures, start-up costs for our developments, and the unfavorable impact of foreign currency translation. Global Warehouse segment margin was 29.4% for the first quarter of 2023, a 234 basis point increase compared to the same quarter of the prior year.
We had 221 same store warehouses for the three months ended March 31, 2023. The following table presents revenues, contribution (NOI) and margins for our same store and non-same store warehouses with a reconciliation to the total financial metrics of our warehouse segment for the three months ended March 31, 2023. Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.

Financial Supplement	First Quarter 2023

	Three Months Ended March 31,			Change
Dollars and units in thousands, except per pallet data	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency

TOTAL WAREHOUSE SEGMENT
Number of total warehouses	238		240	n/a	n/a
Global Warehouse revenue:
Rent and storage	$271,407	$275,912	$229,757	18.1%	20.1%
Warehouse services	323,645	328,600	311,168	4.0%	5.6%
Total revenue	$595,052	$604,512	$540,925	10.0%	11.8%
Global Warehouse contribution (NOI)	$174,827	$177,363	$146,258	19.5%	21.3%
Global Warehouse margin	29.4%	29.3%	27.0%	234 bps	230 bps

Global Warehouse rent and storage metrics:
Average economic occupied pallets	4,553	n/a	4,174	9.1%	n/a
Average physical occupied pallets	4,190	n/a	3,804	10.1%	n/a
Average physical pallet positions	5,417	n/a	5,437	(0.4)%	n/a
Economic occupancy percentage	84.0%	n/a	76.8%	726 bps	n/a
Physical occupancy percentage	77.3%	n/a	70.0%	737 bps	n/a
Total rent and storage revenue per economic occupied pallet	$59.62	$60.61	$55.05	8.3%	10.1%
Total rent and storage revenue per physical occupied pallet	$64.78	$65.85	$60.39	7.3%	9.0%
Global Warehouse services metrics:
Throughput pallets	9,653	n/a	9,859	(2.1)%	n/a
Total warehouse services revenue per throughput pallet	$33.53	$34.04	$31.56	6.2%	7.9%

SAME STORE WAREHOUSE
Number of same store warehouses	221		221	n/a	n/a
Global Warehouse same store revenue:
Rent and storage	$258,694	$262,734	$219,329	17.9%	19.8%
Warehouse services	315,033	319,579	299,118	5.3%	6.8%
Total same store revenue	$573,727	$582,313	$518,447	10.7%	12.3%
Global Warehouse same store contribution (NOI)	$181,562	$183,882	$145,771	24.6%	26.1%
Global Warehouse same store margin	31.6%	31.6%	28.1%	353 bps	346 bps

Global Warehouse same store rent and storage metrics:
Average economic occupied pallets	4,359	n/a	4,012	8.6%	n/a
Average physical occupied pallets	4,018	n/a	3,649	10.1%	n/a
Average physical pallet positions	5,154	n/a	5,205	(1.0)%	n/a
Economic occupancy percentage	84.6%	n/a	77.1%	748 bps	n/a
Physical occupancy percentage	78.0%	n/a	70.1%	786 bps	n/a
Same store rent and storage revenue per economic occupied pallet	$59.35	$60.28	$54.66	8.6%	10.3%
Same store rent and storage revenue per physical occupied pallet	$64.38	$65.39	$60.10	7.1%	8.8%
Global Warehouse same store services metrics:
Throughput pallets	9,234	n/a	9,382	(1.6)%	n/a
Same store warehouse services revenue per throughput pallet	$34.12	$34.61	$31.88	7.0%	8.6%

Financial Supplement	First Quarter 2023

	Three Months Ended March 31,			Change
Dollars and units in thousands, except per pallet data	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency

NON-SAME STORE WAREHOUSE
Number of non-same store warehouses(2)	17		19	n/a	n/a
Global Warehouse non-same store revenue:
Rent and storage	$12,713	$13,178	$10,428	n/r	n/r
Warehouse services	8,612	9,021	12,050	n/r	n/r
Total non-same store revenue	$21,325	$22,199	$22,478	n/r	n/r
Global Warehouse non-same store contribution (NOI)	$(6,735)	$(6,519)	$487	n/r	n/r
Global Warehouse non-same store margin	(31.6)%	(29.4)%	2.2%	n/r	n/r

Global Warehouse non-same store rent and storage metrics:
Average economic occupied pallets	194	n/a	162	n/r	n/a
Average physical occupied pallets	172	n/a	155	n/r	n/a
Average physical pallet positions	263	n/a	232	n/r	n/a
Economic occupancy percentage	73.6%	n/a	69.8%	n/r	n/a
Physical occupancy percentage	65.2%	n/a	66.9%	n/r	n/a
Non-same store rent and storage revenue per economic occupied pallet	$65.57	$67.97	$64.29	n/r	n/r
Non-same store rent and storage revenue per physical occupied pallet	$74.04	$76.75	$67.15	n/r	n/r
Global Warehouse non-same store services metrics:
Throughput pallets	419	n/a	478	n/r	n/a
Non-same store warehouse services revenue per throughput pallet	$20.56	$21.54	$25.23	n/r	n/r
(1) The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2) Refer to our “Real Estate Portfolio” section below for the composition of our non-same store pool.
(n/a = not applicable)
(n/r = not relevant)

Fixed Commitment Rent and Storage Revenue
As of March 31, 2023, $480.4 million of the Company’s annualized rent and storage revenue were derived from customers with fixed commitment storage contracts. This compares to $419.5 million at the end of the fourth quarter of 2022 and $367.4 million at the end of the first quarter of 2022. We continue to make progress on commercializing business under this type of arrangement. On a combined pro forma basis, assuming a full twelve months of acquisitions revenue, 46.1% of rent and storage revenue was generated from fixed commitment storage contracts.

Economic and Physical Occupancy
Contracts that contain fixed commitments are designed to ensure the Company’s customers have space available when needed. For the first quarter of 2023, economic occupancy for the total warehouse segment was 84.0% and warehouse segment same store pool was 84.6%, representing a 669 basis point and 661 basis point increase above physical occupancy, respectively. Economic occupancy for the total warehouse segment increased 726 basis points, and the warehouse segment same store pool increased 748 basis points as compared to the first quarter of 2022. The growth in occupancy reflects our customer service initiatives, paired with customers’ increased food production levels throughout the end of 2022 and 2023.

Financial Supplement	First Quarter 2023
Real Estate Portfolio
As of March 31, 2023, the Company’s portfolio consists of 243 facilities. The Company ended the first quarter of 2023 with 238 facilities in its Global Warehouse segment portfolio and five facilities in its Third-party managed segment. The same store population consists of 221 facilities for the quarter ended March 31, 2023. The remaining 17 non-same store population includes the De Bruyn Cold Storage acquisition, 10 facilities in expansion or redevelopment, a temporarily leased facility in Australia, two facilities we previously leased and purchased during 2022, a facility in which we ceased operations in order to prepare for leasing to a third-party, a facility under contract to be sold during the second quarter of 2023, and a leased facility in which we ceased operations during the fourth quarter of 2022 in anticipation of the upcoming lease maturity.

Balance Sheet Activity and Liquidity
As of March 31, 2023, the Company had total liquidity of approximately $565.6 million, including cash and capacity on its revolving credit facility. Total debt outstanding was $3.5 billion (inclusive of $247.3 million of financing leases/sale lease-backs and exclusive of unamortized deferred financing fees), of which 93% was in an unsecured structure. At quarter end, net debt to pro forma Core EBITDA was approximately 6.5x. The Company’s total debt outstanding includes $3.2 billion of real estate debt, which excludes sale-leaseback and financing lease obligations. The Company’s real estate debt has a remaining weighted average term of 5.9 years and carries a weighted average contractual interest rate of 3.9%. As of March 31, 2023, 82.3% of the Company’s total debt outstanding was at a fixed rate, inclusive of hedged variable-rate for fixed-rate debt. The Company has no material debt maturities until 2026, inclusive of extension options.

Dividend
On March 9, 2023, the Company’s Board of Directors declared a dividend of $0.22 per share for the first quarter of 2023, which was paid on April 14, 2023 to common stockholders of record as of March 31, 2023.

2023 Outlook
The Company is increasing its annual AFFO per share guidance to be within the range of $1.16 - $1.26. Refer to page 36 of this Financial Supplement for the details of our annual guidance. The Company’s guidance is provided for informational purposes based on current plans and assumptions and is subject to change. The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

Subsequent Events
Americold recently became aware that its computer network was affected by a cybersecurity incident. We immediately implemented containment measures and took certain operations offline to secure our systems and reduce disruption to our business and customers. We have launched a review of the nature and scope of the incident, are working closely with cybersecurity experts and legal counsel, and have reported the matter to law enforcement. We are taking action to resume operations at impacted facilities so that we can continue to support customers.
The security and the privacy of data remain a priority at Americold. We will continue to take appropriate measures to further safeguard the integrity of our information technology infrastructure, data and customer information.

Financial Supplement	First Quarter 2023
Investor Webcast and Conference Call
The Company will hold a webcast and conference call on Thursday, May 4, 2023 at 5:00 p.m. Eastern Time to discuss its first quarter 2023 results. A live webcast of the call will be available via the Investors section of Americold Realty Trust’s website at www.americold.com. To listen to the live webcast, please go to the site at least five minutes prior to the scheduled start time in order to register, download and install any necessary audio software. Shortly after the call, a replay of the webcast will be available for 90 days on the Company’s website.
The conference call can also be accessed by dialing 1-888-886-7786 or 1-416-764-8658. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID#84831689. The telephone replay will be available starting shortly after the call until May 18, 2023.
The Company’s supplemental package will be available prior to the conference call in the Investors section of the Company’s website at http://ir.americold.com.

About the Company
Americold is a global leader in temperature-controlled logistics real estate and value added services. Focused on the ownership, operation, acquisition and development of temperature-controlled warehouses, Americold owns and/or operates 243 temperature-controlled warehouses, with approximately 1.5 billion refrigerated cubic feet of storage, in North America, Europe, Asia-Pacific, and South America. Americold’s facilities are an integral component of the supply chain connecting food producers, processors, distributors and retailers to consumers.

Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including NAREIT FFO, core FFO, AFFO, EBITDAre, Core EBITDA; same store segment revenue, contribution (NOI), margin, and maintenance capital expenditures. Definitions of these non-GAAP metrics are included beginning on page 37, and reconciliations of these non-GAAP measures to their most comparable GAAP metrics are included herein. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of our future financial and operating performance and growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include the following: rising inflationary pressures, increased interest rates and operating costs; labor and power costs; labor shortages; our relationship with our associates, the occurrence of any work stoppages or any disputes under our collective bargaining agreements and employment related litigation; the impact of supply chain disruptions, including, among others, the impact on labor availability, raw material availability, manufacturing and food production and transportation; risks related to rising construction costs; risks related to expansions of existing properties and

Financial Supplement	First Quarter 2023
developments of new properties, including failure to meet budgeted or stabilized returns within expected time frames, or at all, in respect thereof; uncertainty of revenues, given the nature of our customer contracts; acquisition risks, including the failure to identify or complete attractive acquisitions or the failure of acquisitions to perform in accordance with projections and to realize anticipated cost savings and revenue improvements; our failure to realize the intended benefits from our recent acquisitions including synergies, or disruptions to our plans and operations or unknown or contingent liabilities related to our recent acquisitions; difficulties in expanding our operations into new markets, including international markets; uncertainties and risks related to public health crises, such as the COVID-19 pandemic; a failure of our information technology systems, systems conversions and integrations, cybersecurity attacks or a breach of our information security systems, networks or processes could cause business disruptions, loss of confidential information, remediation costs or damages; disruption caused by implementation of the new ERP system, potential cost overruns, timing and control risks and failure to recognize anticipated cost savings and increased productivity from the implementation of the new ERP system; defaults or non-renewals of significant customer contracts; risks related to privacy and data security concerns, and data collection and transfer restrictions and related foreign regulations; changes in applicable governmental regulations and tax legislation, including in the international markets; risks related to current and potential international operations and properties; actions by our competitors and their increasing ability to compete with us; changes in foreign currency exchange rates; the potential liabilities, costs and regulatory impacts associated with our in-house trucking services and the potential disruptions associated with our use of third-party trucking service providers to provide transportation services to our customers; liabilities as a result of our participation in multi-employer pension plans; risks related to the partial ownership of properties, including as a result of our lack of control over such investments, financial condition of JV partners, disputes with JV partners, regulatory risks, brand recognition risks and the failure of such entities to perform in accordance with projections; risks related to natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes; adverse economic or real estate developments in our geographic markets or the temperature-controlled warehouse industry; changes in real estate and zoning laws and increases in real property tax rates; general economic conditions; risks associated with the ownership of real estate generally and temperature-controlled warehouses in particular; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently or previously owned by us; uninsured losses or losses in excess of our insurance coverage; financial market fluctuations; our failure to obtain necessary outside financing; risks related to, or restrictions contained in, our debt financings; decreased storage rates or increased vacancy rates; the impact of anti-takeover provisions in our constituent documents and under Maryland law, which could make an acquisition of us more difficult, limit attempts by our stockholders to replace our directors and affect the price of our common stock, $0.01 par value per share; the potential dilutive effect of our common stock offerings; the cost and time requirements as a result of our operation as a publicly traded REIT; and our failure to maintain our status as a REIT.
Words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “goal,” “objectives,” “intends,” “may,” “opportunity,” “plans,” “potential,” “near-term,” “long-term,” “projections,” “assumptions,” “projects,” “guidance,” “forecasts,” “outlook,” “target,” “trends,” “should,” “could,” “would,” “will” and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements included in this press release include those regarding our 2023 outlook and our migration of our customers to fixed commitment storage contracts. We qualify any forward-looking statements entirely by these cautionary factors. Other risks, uncertainties and factors, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and other reports filed with the Securities and Exchange Commission, could cause our actual results to differ materially from those projected in any forward-looking statements we make. We assume no

Financial Supplement	First Quarter 2023
obligation to update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Contacts:
Americold Realty Trust, Inc.
Investor Relations
Telephone: 678-459-1959
Email: investor.relations@americold.com

Financial Supplement	First Quarter 2023

Selected Quarterly Financial Data

In thousands, except per share amounts	As of
Capitalization:	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Fully diluted common stock outstanding at quarter end(1)	272,522	271,702	271,748	271,736	271,801
Common stock share price at quarter end	$28.45	$28.31	$24.60	$30.04	$27.88
Market value of common equity	$7,753,251	$7,691,884	$6,685,001	$8,162,949	$7,577,812

Gross debt (2)	$3,450,715	$3,331,027	$3,230,012	$3,223,017	$3,215,627
Less: cash and cash equivalents	47,222	53,063	45,693	74,616	50,965
Net debt	$3,403,493	$3,277,964	$3,184,319	$3,148,401	$3,164,662

Total enterprise value	$11,156,744	$10,969,848	$9,869,320	$11,311,350	$10,742,474
Net debt / total enterprise value	30.5%	29.9%	32.3%	27.8%	29.5%
Net debt to pro forma Core EBITDA(2)	6.54x	6.61x	6.49x	6.60x	6.55x

	Three Months Ended
Selected Operational Data:	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Warehouse segment revenue	$595,052	$598,690	$598,977	$564,379	$540,925
Total revenue	676,489	721,504	757,780	729,756	705,695
Operating income	32,349	33,044	23,170	23,665	7,991
Net (loss) income	(2,571)	2,955	(8,937)	3,953	(17,445)
Total warehouse segment contribution (NOI) (3)	174,827	172,327	166,662	150,985	146,258
Total segment contribution (NOI) (3)	187,566	188,226	181,158	168,291	158,288

Selected Other Data:
Core EBITDA (4)	$133,076	$136,822	$131,857	$120,192	$110,895
Core funds from operations (1)	60,846	70,168	67,090	65,396	46,329
Adjusted funds from operations (1)	79,889	78,219	79,332	73,875	68,854

Earnings Measurements:
Net (loss) income per share - basic	$(0.01)	$0.01	$(0.03)	$0.01	$(0.06)
Net (loss) income per share - diluted	$(0.01)	$0.01	$(0.03)	$0.01	$(0.06)
Core FFO per diluted share (4)	$0.22	$0.26	$0.25	$0.24	$0.17
AFFO per diluted share (4)	$0.29	$0.29	$0.29	$0.27	$0.26
Dividend distributions declared per common share (5)	$0.22	$0.22	$0.22	$0.22	$0.22
Diluted AFFO payout ratio (6)	75.9%	75.9%	75.9%	81.5%	84.6%

Portfolio Statistics:
Total global warehouses	243	242	249	249	249
Average economic occupancy	84.0%	83.8%	80.1%	77.4%	76.8%
Average physical occupancy	77.3%	78.1%	74.3%	71.5%	70.0%
Total global same-store warehouses	221	208	212	213	215

Financial Supplement	First Quarter 2023

(1) Assumes the exercise of all outstanding stock options using the treasury stock method, conversion of all outstanding restricted stock and OP units, and incorporates forward contracts using the treasury stock method

	As of
(2) Net Debt to Core EBITDA Computation	03/31/2023	12/31/2022
Total debt	$3,438,281	$3,317,983
Deferred financing costs	12,434	13,044
Gross debt	$3,450,715	$3,331,027
Adjustments:
Less: cash, cash equivalents and restricted cash	47,222	53,063
Net debt	$3,403,493	$3,277,964
Core EBITDA - last twelve months	$521,947	$499,766
Net Core EBITDA from acquisitions, dispositions and lease exits (a)	(1,899)	(3,588)
Pro forma Core EBITDA - last twelve months	$520,048	$496,178
Net debt to pro forma Core EBITDA	6.54x	6.61x
(a) As of March 31, 2023, amount includes the reduction for the strategic exit of certain third-party managed EBITDA, the loss of EBITDA from the sale of the Cherokee facility and deconsolidation of Chile upon contribution to the LATAM JV, partially offset by the add back for three months of Core EBITDA from the De Bruyn Cold Storage prior to Americold’s ownership of the respective acquired entities, the facility lease expense for sites that it previously incurred operating lease expense for but was subsequently purchased, including the Gdynia and New Zealand facilities and the lease expense for leased facilities which we exited during the year.

(3) Reconciliation of segment contribution (NOI)
	Three Months Ended
	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Warehouse segment contribution (NOI)	$174,827	$172,327	$166,662	$150,985	$146,258
Transportation segment contribution (NOI)	11,660	14,452	10,836	13,585	8,529
Third-party managed segment contribution (NOI)	1,079	1,447	3,660	3,721	3,501
Total segment contribution (NOI)	$187,566	$188,226	$181,158	$168,291	$158,288
Depreciation and amortization	(85,024)	(82,467)	(83,669)	(82,690)	(82,620)
Selling, general and administrative	(62,855)	(60,073)	(57,119)	(56,273)	(57,602)
Acquisition, litigation and other, net	(7,147)	(11,899)	(4,874)	(5,663)	(10,075)
(Loss) gain from sale of real estate	(191)	21	(5,710)	—	—
Impairment of indefinite and long-lived assets	—	(764)	(6,616)	—	—
U.S. GAAP operating income	$32,349	$33,044	$23,170	$23,665	$7,991

(4) See “Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO” and “Reconciliation of Net Income (Loss) to EBITDA, EBITDAre, and Core EBITDA” pages 17-19

(5) Distributions per common share	Three Months Ended
	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Distributions declared on common stock during the quarter	$59,932	$59,751	$59,763	$59,759	$59,760
Common stock outstanding at quarter end	270,096	269,815	269,396	269,291	268,672
Distributions declared per common share	$0.22	$0.22	$0.22	$0.22	$0.22

(6) Calculated as distributions declared on common stock divided by AFFO per weighted average diluted share

Financial Supplement	First Quarter 2023

Financial Information

Americold Realty Trust, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except shares and per share amounts)
	March 31,	December 31,
	2023	2022
Assets
Property, buildings and equipment:
Land	$789,118	$786,975
Buildings and improvements	4,350,529	4,245,607
Machinery and equipment	1,426,398	1,407,874
Assets under construction	463,953	526,811
	7,029,998	6,967,267
Accumulated depreciation	(1,971,897)	(1,901,450)
Property, buildings and equipment – net	5,058,101	5,065,817

Operating lease right-of-use assets	352,442	352,553
Accumulated depreciation – operating leases	(84,172)	(76,334)
Operating leases – net	268,270	276,219

Financing leases:
Buildings and improvements	13,516	13,546
Machinery and equipment	132,274	127,009
	145,790	140,555
Accumulated depreciation – financing leases	(61,180)	(57,626)
Financing leases – net	84,610	82,929
Cash, cash equivalents and restricted cash	47,222	53,063
Accounts receivable – net of allowance of $17,411 and $15,951 at March 31, 2023 and December 31, 2022, respectively	409,530	430,042
Identifiable intangible assets – net	918,945	925,223
Goodwill	1,030,562	1,033,637
Investments in partially owned entities	96,717	78,926
Other assets	157,761	158,705
Total assets	$8,071,718	$8,104,561
Liabilities and equity
Liabilities:
Borrowings under revolving line of credit	$610,500	$500,052
Accounts payable and accrued expenses	479,738	557,540
Mortgage notes, senior unsecured notes and term loans – net of deferred financing costs of $12,434 and $13,044 in the aggregate, at March 31, 2023 and December 31, 2022, respectively	2,580,441	2,569,281
Sale-leaseback financing obligations	168,919	171,089
Financing lease obligations	78,421	77,561
Operating lease obligations	257,791	264,634
Unearned revenue	32,921	32,046
Pension and postretirement benefits	1,564	1,531
Deferred tax liability – net	132,415	135,098
Multiemployer pension plan withdrawal liability	7,731	7,851
Total liabilities	4,350,441	4,316,683
Equity
Stockholders’ equity:
Common stock, $0.01 par value – 500,000,000 authorized shares; 270,096,433 and 269,814,956 issued and outstanding at March 31, 2023 and December 31, 2022, respectively	2,701	2,698
Paid-in capital	5,197,893	5,191,969
Accumulated deficit and distributions in excess of net earnings	(1,477,452)	(1,415,198)
Accumulated other comprehensive (loss) income	(17,737)	(6,050)
Total stockholders’ equity	3,705,405	3,773,419
Noncontrolling interests:
Noncontrolling interests in Operating Partnership	15,872	14,459
Total equity	3,721,277	3,787,878

Total liabilities and equity	$8,071,718	$8,104,561

Financial Supplement	First Quarter 2023

Americold Realty Trust, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share amounts)
	Three Months Ended March 31,
	2023	2022
Revenues:
Rent, storage and warehouse services	$595,052	$540,925
Transportation services	68,078	78,910
Third-party managed services	13,359	85,860
Total revenues	676,489	705,695
Operating expenses:
Rent, storage and warehouse services cost of operations	420,225	394,667
Transportation services cost of operations	56,418	70,381
Third-party managed services cost of operations	12,280	82,359
Depreciation and amortization	85,024	82,620
Selling, general and administrative	62,855	57,602
Acquisition, litigation and other, net	7,147	10,075
Loss from sale of real estate	191	—
Total operating expenses	644,140	697,704

Operating income	32,349	7,991

Other (expense) income:
Interest expense	(34,423)	(25,773)
Loss on debt extinguishment, modifications and termination of derivative instruments	(545)	(616)
Other income, net	1,433	2,357
Loss from investments in partially owned entities	(3,029)	(2,112)
Loss before income taxes	(4,215)	(18,153)
Income tax benefit
Current	(1,977)	(1,181)
Deferred	3,621	1,889
Total income tax benefit	1,644	708

Net loss	$(2,571)	$(17,445)
Net loss attributable to noncontrolling interests	(9)	(38)
Net loss attributable to Americold Realty Trust, Inc.	$(2,562)	$(17,407)

Weighted average common stock outstanding – basic	270,230	269,164
Weighted average common stock outstanding – diluted	270,230	269,164

Net loss per common share - basic	$(0.01)	$(0.06)
Net loss per common share - diluted	$(0.01)	$(0.06)

Financial Supplement	First Quarter 2023

Reconciliation of Net (Loss) Income to NAREIT FFO, Core FFO, and AFFO
(In thousands, except per share amounts)
	Three Months Ended
	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Net (loss) income	$(2,571)	$2,955	$(8,937)	$3,953	$(17,445)
Adjustments:
Real estate related depreciation	54,541	53,094	53,139	51,738	52,200
Loss (gain) on sale of real estate	191	(21)	5,710	—	—
Net loss on asset disposals	—	175	893	4	63
Impairment charges on real estate assets	—	—	3,407	—	—
Our share of reconciling items related to partially owned entities	903	1,209	822	1,346	1,033
Funds from operations	$53,064	$57,412	$55,034	$57,041	$35,851
Adjustments:
Net loss (gain) on sale of non-real estate assets	420	2,274	310	72	(235)
Acquisition, litigation and other, net	7,147	11,899	4,874	5,663	10,075
Goodwill impairment	—	—	3,209	—	—
Loss on debt extinguishment, modifications and termination of derivative instruments	545	933	1,040	628	616
Foreign currency exchange (gain) loss	(458)	(2,477)	2,487	1,290	(325)
Gain on extinguishment of New Market Tax Credit Structure	—	—	—	(3,410)	—
Loss on deconsolidation of subsidiary contributed to LATAM joint venture	—	—	—	4,148	—
Our share of reconciling items related to partially owned entities	128	127	136	(36)	347
Core FFO	$60,846	$70,168	$67,090	$65,396	$46,329
Adjustments:
Amortization of deferred financing costs and pension withdrawal liability	1,240	1,305	1,222	1,160	1,146
Amortization of below/above market leases	402	534	540	549	508
Non-real estate asset impairment	—	764	—	—	—
Straight-line net rent	(491)	333	133	77	204
Deferred income tax benefit	(3,621)	(3,412)	(4,374)	(12,886)	(1,889)
Share-based compensation expense	6,970	5,036	6,720	7,032	8,349
Non-real estate depreciation and amortization	30,483	29,373	30,530	30,952	30,420
Maintenance capital expenditures(a)	(16,244)	(26,701)	(22,586)	(20,118)	(16,106)
Our share of reconciling items related to partially owned entities	304	819	57	1,713	(107)
Adjusted FFO	$79,889	$78,219	$79,332	$73,875	$68,854

Financial Supplement	First Quarter 2023

Reconciliation of Net Income (Loss) to NAREIT FFO, Core FFO, and AFFO (continued)
(In thousands except per share amounts)
	Three Months Ended
	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22

NAREIT Funds from operations	$53,064	$57,412	$55,034	$57,041	$35,851
Core FFO	$60,846	$70,168	$67,090	$65,396	$46,329
Adjusted FFO	$79,889	$78,219	$79,332	$73,875	$68,854

Reconciliation of weighted average shares:
Weighted average basic shares for net income calculation	270,230	269,826	269,586	269,497	269,164
Dilutive stock options and unvested restricted stock units	778	944	1,105	887	835
Weighted average dilutive shares	271,008	270,770	270,691	270,384	269,999

NAREIT FFO - basic per share	$0.20	$0.21	$0.20	$0.21	$0.13
NAREIT FFO - diluted per share	$0.20	$0.21	$0.20	$0.21	$0.13

Core FFO - basic per share	$0.23	$0.26	$0.25	$0.24	$0.17
Core FFO - diluted per share	$0.22	$0.26	$0.25	$0.24	$0.17

Adjusted FFO - basic per share	$0.30	$0.29	$0.29	$0.27	$0.26
Adjusted FFO - diluted per share	$0.29	$0.29	$0.29	$0.27	$0.26

(a)	Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology.

Financial Supplement	First Quarter 2023

Reconciliation of Net (Loss) Income to EBITDA, NAREIT EBITDAre, and Core EBITDA
(In thousands)
	Three Months Ended					Trailing Twelve Months Ended
	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22	Q1 23
Net (loss) income	$(2,571)	$2,955	$(8,937)	$3,953	$(17,445)	$(4,600)
Adjustments:
Depreciation and amortization	85,024	82,467	83,669	82,690	82,620	333,850
Interest expense	34,423	33,407	30,402	26,545	25,773	124,777
Income tax benefit	(1,644)	(2,691)	(3,368)	(12,069)	(708)	(19,772)
EBITDA	$115,232	$116,138	$101,766	$101,119	$90,240	$434,255
Adjustments:
Loss (gain) on sale of real estate	191	(21)	5,710	—	—	5,880
Adjustment to reflect share of EBITDAre of partially owned entities	2,883	5,019	3,383	6,215	3,198	17,500
NAREIT EBITDAre	$118,306	$121,136	$110,859	$107,334	$93,438	$457,635
Adjustments:
Acquisition, litigation and other, net	7,147	11,899	4,874	5,663	10,075	29,583
Loss from investments in partially owned entities	3,029	2,101	1,440	3,647	2,112	10,217
Impairment of indefinite and long-lived assets	—	764	6,616	—	—	7,380
Foreign currency exchange (gain) loss	(458)	(2,477)	2,487	1,290	(325)	842
Share-based compensation expense	6,970	5,036	6,720	7,032	8,349	25,758
Loss on debt extinguishment, modifications and termination of derivative instruments	545	933	1,040	628	616	3,146
Loss (gain) on real estate and other asset disposals	420	2,449	1,203	76	(172)	4,148
Gain on extinguishment of New Market Tax Credit Structure	—	—	—	(3,410)	—	(3,410)
Loss on deconsolidation of subsidiary contributed to LATAM joint venture	—	—	—	4,148	—	4,148
Reduction in EBITDAre from partially owned entities	(2,883)	(5,019)	(3,383)	(6,215)	(3,198)	(17,500)
Core EBITDA	$133,076	$136,822	$131,856	$120,193	$110,895	$521,947

Financial Supplement	First Quarter 2023

Acquisition, Litigation and Other, net
Dollars in thousands

This caption represents certain corporate costs that are highly variable from period to period and will be further detailed in our Quarterly Report on Form 10-Q.

In addition to the costs recorded to Acquisition, Litigation, and Other disclosed in the table below, the Company has invested $11.7 million since the inception of the project which is included in “Other Assets” on the condensed consolidated balance sheets. Of this $11.7 million, $8.6 million was invested during the three months ended March 31, 2023.

	Three Months Ended March 31,
Acquisition, litigation and other, net	2023	2022
Acquisition and integration related costs	$1,786	$6,285
Project Orion expenses	1,946	—
Litigation	—	1,200
Severance costs	3,415	2,564
Cyber incident related costs, net of insurance recoveries	—	26
Total acquisition, litigation and other, net	$7,147	$10,075

Financial Supplement	First Quarter 2023

Debt Detail and Maturities
(In thousands)
	As of March 31, 2023
Indebtedness:	Carrying Value	Contractual Interest Rate(1)	Effective Interest Rate(2)	Stated Maturity Date(3)

Unsecured Debt(4)
Senior Unsecured Revolving Credit Facility - C$45M(5)	$33,291	CDOR+0.84%	6.17%	08/2027
Senior Unsecured Revolving Credit Facility - £78M(5)	96,229	SONIA+0.84%	5.44%	08/2027
Senior Unsecured Revolving Credit Facility - USD(5)	323,000	SOFR + 0.84%	6.13%	08/2027
Senior Unsecured Revolving Credit Facility - A$152M(5)	101,612	BBSW+0.84%	4.91%	08/2027
Senior Unsecured Revolving Credit Facility - €45M(5)	48,234	EURIBOR+0.84%	4.14%	08/2027
Senior Unsecured Revolving Credit Facility - NZD$13M(5)	8,134	BKBM+0.84%	5.60%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-1 - USD	375,000	SOFR + 0.94%	4.89%	08/2027
Senior Unsecured Term Loan A Facility Tranche A-2 - C$250M	184,950	CDOR+0.94%	4.77%	01/2028
Senior Unsecured Term Loan A Facility Tranche A-3 - USD	270,000	SOFR + 0.94%	4.26%	01/2028
Series A notes - USD	200,000	4.68%	4.77%	01/2026
Series B notes - USD	400,000	4.86%	4.92%	01/2029
Series C notes - USD	350,000	4.10%	4.15%	01/2030
Series D notes - €400M	433,560	1.62%	1.67%	01/2031
Series E notes - €350M	379,365	1.65%	1.70%	01/2033
Total Unsecured Real Estate Debt	3,203,375	3.91%	4.08%	5.9 years

Sale-leaseback financing obligations	168,919	10.99%
Financing lease obligations	78,421	2.97%
Total Debt Outstanding	$3,450,715	4.24%

Less: unamortized deferred financing costs	(12,434)
Total Book Value of Debt	$3,438,281

Rate Type		% of Total
Fixed	$2,840,215	82%
Variable-unhedged	610,500	18%
Total Debt Outstanding	$3,450,715	100%

Debt Type		% of Total
Unsecured	$3,203,375	93%
Secured	247,340	7%
Total Debt Outstanding	$3,450,715	100%
(1)Interest rates as of March 31, 2023. At March 31, 2023, the Adjusted SOFR rate on our Senior Unsecured Revolving Credit Facility was 4.80%, the one-month CDOR rate was 4.94%, the one-month EURIBOR rate was 2.91%, the one-month SONIA rate was 4.18%, the one-month BBSW rate was 3.68%, the one-month BKBM rate was 4.37%. The entirety of our Senior Unsecured Term Loan Tranche A-1 is hedged at a weighted average rate of 4.61%. SOFR includes an adjustment of 0.10%, in addition to the margin. SONIA includes an adjustment of 0.03% in addition to our margin.
(2)The effective interest rates presented include the amortization of loan costs and are based on the hedged rate for the $375.0 million TLA Tranche A-1, the C$250.0 million TLA Tranche A-2, and the $270.0 million Tranche A-3. Subtotals of stated effective interest rates represent weighted average interest rates.
(3)Subtotals of stated maturity dates represent remaining weighted average life of the debt and assuming the exercise of extension options on the TLA Tranche A-1 and Senior Unsecured Revolving Credit Facility.
(4)Borrowing currency and value presented in caption unless USD denominated.
(5)The Senior Unsecured Revolving Credit maturity assumes two six-month extension options. The borrowing capacity as of March 31, 2023 is $1.15 billion less $21.1 million of outstanding letters of credit. The effective interest rate shown represents deferred financing fees allocated over the $1.15 billion committed.

Financial Supplement	First Quarter 2023

Operations Overview

Revenue and Contribution (NOI) by Segment
(in thousands)
	Three Months Ended March 31,
	2023	2022
Segment revenues:
Warehouse	$595,052	$540,925
Transportation	68,078	78,910
Third-party managed	13,359	85,860
Total revenues	676,489	705,695

Segment contribution (NOI):
Warehouse	174,827	146,258
Transportation	11,660	8,529
Third-party managed	1,079	3,501
Total segment contribution (NOI)	187,566	158,288

Reconciling items:
Depreciation and amortization	(85,024)	(82,620)
Selling, general and administrative	(62,855)	(57,602)
Acquisition, litigation and other, net	(7,147)	(10,075)
Loss from sale of real estate	(191)	—
Interest expense	(34,423)	(25,773)
Loss on debt extinguishment, modifications and termination of derivative instruments	(545)	(616)
Other, net	1,433	2,357
Loss from investments in partially owned entities	(3,029)	(2,112)
Loss before income taxes	$(4,215)	$(18,153)
We view and manage our business through three primary business segments—warehouse, transportation, third-party managed. Our core business is our warehouse segment, where we provide temperature-controlled warehouse storage and related handling and other warehouse services. In our warehouse segment, we collect rent and storage fees from customers to store their frozen and perishable food and other products within our real estate portfolio. We also provide our customers with handling and other warehouse services related to the products stored in our buildings that are designed to optimize their movement through the cold chain, such as the placement of food products for storage and preservation, the retrieval of products from storage upon customer request,case-picking, blast freezing, produce grading and bagging, ripening, kitting, protein boxing, repackaging, e-commerce fulfillment, and other recurring handling services.
In our transportation segment, we broker and manage transportation of frozen and perishable food and other products for our customers. Our transportation services include consolidation services (i.e., consolidating a customer’s products with those of other customers for more efficient shipment), freight under management services (i.e., arranging for and overseeing transportation of customer inventory) and dedicated transportation services, each designed to improve efficiency and reduce transportation and logistics costs to our customers. We provide these transportation services at cost plus a service fee or, in the case of our consolidation or dedicated services, we may charge a fixed fee. We supplemented our regional, national and truckload consolidation services with the transportation operations from various warehouse acquisitions. We also provide multi-modal global freight forwarding services to support our customers’ needs in certain markets.
Under our third-party managed segment, we manage warehouses on behalf of third parties and provide warehouse management services to leading food manufacturers and retailers in their owned facilities. We believe using our third-party management services allows our customers to increase efficiency, reduce costs, reduce supply-chain risks and focus on their core businesses. We also believe that providing third-party management services allows us to offer a complete and integrated suite of services across the cold chain.

Financial Supplement	First Quarter 2023

Global Warehouse Economic and Physical Occupancy Trend

90%
85%
80%
75%
70%
65%
60%
55%
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
—%
2020
2021
2022
2023
2020
2021
2022
2023
2020
2021
2022
2023
2020
2021
2022
2023
2020
2021
2022
2023

FY	Q1	Q2	Q3	Q4

Note: Dotted lines represent incremental economic occupancy percentage.

We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
Historically, providers of temperature-controlled warehouse space have offered storage services to customers on an as-utilized, on-demand basis. We have entered into fixed storage commitments with certain customers which give us, among other things, additional clarity around the expected occupancy of our warehouses. As of March 31, 2023, we had entered into contracts featuring fixed storage commitments or leases with 207 of our customers in our warehouse segment. Customers with fixed storage provisions commit to occupy a certain number of pallets at a designated storage rate for the applicable portion of their contractual term, whether the customer elects to physically store goods in a warehouse or not. As a result, certain pallets in our warehouses may generate storage revenue pursuant to fixed storage commitments despite not being physically occupied. We refer to economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period. To the extent that a customer with a fixed storage provision elects not to utilize all of its committed pallets in a particular warehouse, we have the flexibility to deploy those pallets to facilitate shorter-term customers that desire space on an as-utilized, on demand basis.

Financial Supplement	First Quarter 2023
Global Warehouse Portfolio

Country / Region	# of warehouses	Cubic feet (in millions)	% of total cubic feet	Pallet positions (in thousands)	Average economic occupancy (1)	Average physical occupancy (1)	Revenues (2) (in millions)	Segment contribution (NOI) (2)(3) (in millions)	Total customers (4)
Warehouse Segment Portfolio (5)
United States
East	51	359.8	25%	1,160	86%	74%	$153.6	$44.4	1,248
Southeast	49	295.6	21%	953	85%	79%	115.5	26.9	780
Central	41	268.2	19%	1,090	87%	81%	111.8	40.5	802
West	45	273.7	19%	1,174	78%	72%	99.7	34.1	687
Canada	6	33.7	2%	123	96%	94%	11.2	4.0	100
North America Total	192	1,231.0	86%	4,501	84%	77%	$491.8	$149.9	2,670
Netherlands	7	36.7	3%	112	87%	87%	14.9	3.2	411
United Kingdom	6	40.1	3%	244	85%	85%	12.8	3.8	174
Spain	4	15.2	1%	77	64%	64%	5.2	1.0	283
Portugal	4	11.5	1%	58	69%	69%	2.9	0.6	178
Ireland	3	9.5	1%	59	67%	67%	4.7	0.7	128
Austria	1	4.2	—%	44	85%	85%	6.3	2.0	148
Poland	2	3.5	—%	14	96%	96%	1.5	0.2	78
Europe Total	27	120.7	8%	610	80%	80%	$48.3	$11.5	1,304
Australia	10	57.9	4%	199	91%	80%	42.5	9.1	123
New Zealand	7	20.4	1%	86	95%	88%	9.5	3.4	69
Asia-Pacific Total	17	78.3	5%	287	92%	82%	$52.0	$12.5	189
Argentina	2	9.7	1%	23	75%	75%	3.0	0.9	55
South America Total	2	9.7	1%	23	75%	75%	$3.0	$0.9	55
Warehouse Segment Total / Average	238	1,439.7	100%	5,420	84%	77%	$595.1	$174.8	4,198
Third-Party Managed Portfolio
North America	4	20.2	100%	—	—	—	$7.6	$0.2	4
Asia-Pacific	1	—	—%	—	—	—	5.8	0.8	1
Third-Party Managed Total / Average	5	20.2	100%	—	—	—	$13.4	$1.0	5
Portfolio Total / Average	243	1,459.9	100%	5,420	84%	77%	$608.5	$175.8	4,198
(1)Refer to the preceding section Global Warehouse Economic and Physical Occupancy Trend for our definitions of economic occupancy and physical occupancy.
(2)Three months ended March 31, 2023.
(3)We use the term “segment contribution (NOI)” to mean a segment’s revenues less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses and corporate-level acquisition, litigation and other, net). The applicable segment contribution (NOI) from our owned and leased warehouses and our third-party managed warehouses is included in our warehouse segment contribution (NOI) and third-party managed segment contribution (NOI), respectively.
(4)We serve some of our customers in multiple geographic regions and in multiple facilities within geographic regions. As a result, the total number of customers that we serve is less than the total number of customers reflected in the table above that we serve in each geographic region.
(5)As of March 31, 2023, we owned 155 of our North American warehouses and 39 of our international warehouses, and we leased 37 of our North American warehouses and seven of our international warehouses. As of March 31, 2023, fourteen of our owned facilities were located on land that we lease pursuant to long-term ground leases.

Financial Supplement	First Quarter 2023

Warehouse Segment Cubic Feet by Warehouse Type
(At March 31, 2023)

Facility Leased: 2%
Public Warehouse: 29%
Distribution: 46%
Production Advantaged: 24%

Warehouse Segment Revenue by Commodity Type
(Last Twelve Months Ended March 31, 2023)

Fresh Produce: 4%
Pork: 5%
Frozen Produce: 5%
Potatoes: 7%
Bakery: 4%
Beef: 6%
Dairy: 8%
Distributors (3): 2%
Other: 6%
Seafood: 2%
Beverage: 1%
Poultry: 14%
Retail (1): 19%
Packaged Foods (2): 18%

Warehouse Segment Revenue by Warehouse Type
(Last Twelve Months Ended March 31, 2023)

Facility Leased: 1%
Public Warehouse: 25%
Distribution: 51%
Production Advantaged: 24%

Warehouse Segment Contribution (NOI) by Warehouse Type (Last Twelve Months Ended March 31, 2023)

Facility Leased: 1%
Public Warehouse: 28%
Distribution: 40%
Production Advantaged: 31%

_______________________________________________
(1)Retail reflects a broad variety of product types from retail customers.
(2)Packaged foods reflects a broad variety of temperature-controlled meals and foodstuffs.
(3)Distributors reflects a broad variety of product types from distributor customers.
____________________
Note: March 31, 2023 LTM Revenue and NOI pro forma 2022 acquisitions.
March 31, 2023 warehouse segment cubic feet includes all 2022 acquisitions.
Totals may not foot due to rounding.

Financial Supplement	First Quarter 2023

Fixed Commitment and Lease Maturity Schedules

The following table sets forth a summary schedule of the expirations for any defined contracts featuring fixed storage commitments and leases in effect as of March 31, 2023. The information set forth in the table assumes no exercise of extension options under these contracts and leases.

Contract Expiration Year	Number of Contracts	Annualized Committed Rent & Storage Revenue (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the three months ended March 31, 2023	Total Warehouse Segment Revenue Generated by Contracts with Fixed Commitments & Leases for the three months ended March 31, 2023(1) (in thousands)	Annualized Committed Rent & Storage Revenue at Expiration(2) (in thousands)
Month-to-Month	203	$194,685	18.7%	$446,566	$195,857
2024	87	92,150	8.9%	241,325	93,006
2025	40	47,431	4.6%	75,121	49,588
2026	19	39,870	3.8%	78,418	42,114
2027	19	16,883	1.6%	84,396	20,148
2028	6	6,848	0.7%	15,493	7,880
2029+	18	82,560	7.9%	188,138	86,740
Total	392	$480,427	46.1%	$1,129,457	$495,333
____________________
Note: March 31, 2023 LTM total revenue and rent and storage revenue pro forma 2022 acquisitions.
(1)Represents monthly fixed storage commitments and lease rental payments under the relevant expiring defined contract and lease as of March 31, 2023, plus the weighted average monthly warehouse services revenues attributable to these contracts and leases for the last twelve months ended March 31, 2023, multiplied by 12.
(2)Represents annualized monthly revenues from fixed storage commitments and lease rental payments under the defined contracts and relevant expiring leases as of March 31, 2023 based upon the monthly revenues attributable thereto in the last month prior to expiration, multiplied by 12.

Financial Supplement	First Quarter 2023

The following table sets forth a summary schedule of the expirations of our facility leased warehouses and other leases pursuant to which we lease space to third parties in our warehouse portfolio, in each case, in place as of March 31, 2023. These leases had a weighted average remaining term of 46 months as of March 31, 2023.

Lease Expiration Year	No. of Leases Expiring	Annualized Rent(1) (in thousands)	% of Total Warehouse Rent & Storage Segment Revenue for the three months ended March 31, 2023	Leased Square Footage (in thousands)	% Leased Square Footage	Annualized Rent at Expiration(2) (in thousands)
Month-to-Month	25	$7,459	0.7%	403	12.9%	$7,459
2024	18	7,210	0.7%	891	28.6%	7,946
2025	13	6,286	0.6%	472	15.1%	6,569
2026	6	4,057	0.4%	372	11.9%	4,343
2027	6	5,101	0.5%	342	11.0%	7,057
2028	5	4,444	0.4%	436	14.0%	5,120
2029+	4	3,471	0.3%	203	6.5%	4,120
Total	77	$38,028	3.7%	3,119	100%	$42,614
____________________
Note: March 31, 2023 LTM rent and storage revenue pro forma 2022 acquisitions.
(1)Represents monthly rental payments under the relevant leases as of March 31, 2023, multiplied by 12.
(2)Represents monthly rental payments under the relevant leases in the calendar year of expiration, multiplied by 12.

Financial Supplement	First Quarter 2023

Maintenance Capital Expenditures, Repair and Maintenance Expenses and
External Growth, Expansion and Development Capital Expenditures
We utilize a strategic and preventative approach to maintenance capital expenditures and repair and maintenance expenses to maintain the high quality and operational efficiency of our warehouses and ensure that our warehouses meet the “mission-critical” role they serve in the cold chain.
Maintenance Capital Expenditures

	Three Months Ended March 31,
	2023	2022
	(In thousands, except per cubic foot amounts)
Real estate	$14,899	$13,864
Personal property	325	974
Information technology	1,020	1,268
Maintenance capital expenditures(1)	$16,244	$16,106

Maintenance capital expenditures per cubic foot	$0.011	$0.011
(1) Excludes $2.2 million and $1.8 million of deferred acquisition maintenance capital expenditures incurred for the three months ended March 31, 2023 and 2022, respectively.

Repair and Maintenance Expenses

	Three Months Ended March 31,
	2023	2022
	(In thousands, except per cubic foot amounts)
Real estate	$8,802	$8,843
Personal property	19,966	14,446
Repair and maintenance expenses	$28,768	$23,289

Repair and maintenance expenses per cubic foot	$0.020	$0.016

External Growth, Expansion and Development Capital Expenditures

	Three Months Ended March 31,
	2023	2022
	(In thousands)
Expansion and development initiatives(2)	28,723	57,918
Information technology	1,613	741
Growth and expansion capital expenditures	$30,336	$58,659

(2)We capitalized interest of $3.4 million and $2.5 million for the three months ended March 31, 2023 and 2022, respectively. During the three months ended March 31, 2023 and 2022, we capitalized amounts relating to insurance, property taxes, and compensation and travel expense of employees direct and incremental to development of properties of approximately $1.9 million and $1.1 million, respectively.

Financial Supplement	First Quarter 2023

Global Warehouse Segment Financial Performance
The following table presents the operating results of our warehouse segment for the three months ended March 31, 2023 and 2022.

	Three Months Ended March 31,			Change
	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency
	(Dollars in thousands)
Rent and storage	$271,407	$275,912	$229,757	18.1%	20.1%
Warehouse services	323,645	328,600	311,168	4.0%	5.6%
Total warehouse segment revenue	$595,052	$604,512	$540,925	10.0%	11.8%

Power	36,048	37,099	33,035	9.1%	12.3%
Other facilities costs (2)	60,800	61,773	56,572	7.5%	9.2%
Labor	258,541	262,523	244,160	5.9%	7.5%
Other services costs (3)	64,836	65,754	60,900	6.5%	8.0%
Total warehouse segment cost of operations	$420,225	$427,149	$394,667	6.5%	8.2%
Warehouse segment contribution (NOI)	$174,827	$177,363	$146,258	19.5%	21.3%

Warehouse rent and storage contribution (NOI) (4)	$174,559	$177,040	$140,150	24.6%	26.3%
Warehouse services contribution (NOI) (5)	$268	$323	$6,108	(95.6)%	(94.7)%

Total warehouse segment margin	29.4%	29.3%	27.0%	234 bps	230 bps
Rent and storage margin(6)	64.3%	64.2%	61.0%	332 bps	317 bps
Warehouse services margin(7)	0.1%	0.1%	2.0%	-188 bps	-186 bps
(1)The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis are the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)Includes real estate rent expense of $9.4 million and $10.6 million for the first quarter 2023 and 2022, respectively.
(3)Includes non-real estate rent expense (equipment lease and rentals) of $3.6 million and $3.1 million for the first quarter of 2023 and 2022, respectively.
(4)Calculated as rent and storage revenues less power and other facilities costs.
(5)Calculated as warehouse services revenues less labor and other services costs.
(6)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(7)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	First Quarter 2023

Same-store Financial Performance - The following table presents revenues, cost of operations, NOI and margins for our same stores and non-same stores with a reconciliation to the total financial metrics of our warehouse segment for the three months ended March 31, 2023 and 2022.

	Three Months Ended March 31,			Change
	2023 Actual	2023 Constant Currency(1)	2022 Actual	Actual	Constant Currency
Number of same store warehouses	221		221	n/a	n/a
Same store revenues:	(Dollars in thousands)
Rent and storage	$258,694	$262,734	$219,329	17.9%	19.8%
Warehouse services	315,033	319,579	299,118	5.3%	6.8%
Total same store revenues	$573,727	$582,313	$518,447	10.7%	12.3%
Same store cost of operations:
Power	33,253	34,185	30,244	9.9%	13.0%
Other facilities costs	56,477	57,336	51,844	8.9%	10.6%
Labor	245,260	248,899	232,970	5.3%	6.8%
Other services costs	57,175	58,011	57,618	(0.8)%	0.7%
Total same store cost of operations	$392,165	$398,431	$372,676	5.2%	6.9%

Same store contribution (NOI)	$181,562	$183,882	$145,771	24.6%	26.1%
Same store rent and storage contribution (NOI)(2)	$168,964	$171,213	$137,241	23.1%	24.8%
Same store services contribution (NOI)(3)	$12,598	$12,669	$8,530	47.7%	48.5%

Total same store margin	31.6%	31.6%	28.1%	353 bps	346 bps
Same store rent and storage margin(4)	65.3%	65.2%	62.6%	274 bps	259 bps
Same store services margin(5)	4.0%	4.0%	2.9%	115 bps	111 bps

Number of non-same store warehouses(6)	17		19	n/a	n/a
Non-same store revenues:
Rent and storage	$12,713	$13,178	$10,428	n/r	n/r
Warehouse services	8,612	9,021	12,050	n/r	n/r
Total non-same store revenues	$21,325	$22,199	$22,478	n/r	n/r
Non-same store cost of operations:
Power	2,795	2,914	2,791	n/r	n/r
Other facilities costs	4,323	4,437	4,728	n/r	n/r
Labor	13,281	13,624	11,190	n/r	n/r
Other services costs	7,661	7,743	3,282	n/r	n/r
Total non-same store cost of operations	$28,060	$28,718	$21,991	n/r	n/r

Non-same store contribution (NOI)	$(6,735)	$(6,519)	$487	n/r	n/r
Non-same store rent and storage contribution (NOI)(2)	$5,595	$5,827	$2,909	n/r	n/r
Non-same store services contribution (NOI)(3)	$(12,330)	$(12,346)	$(2,422)	n/r	n/r

Total warehouse segment revenues	$595,052	$604,512	$540,925	10.0%	11.8%
Total warehouse cost of operations	$420,225	$427,149	$394,667	6.5%	8.2%
Total warehouse segment contribution (NOI)	$174,827	$177,363	$146,258	19.5%	21.3%

(1)	The adjustments from our U.S. GAAP operating results to calculate our operating results on a constant currency basis is the effect of changes in foreign currency exchange rates relative to the comparable prior period.
(2)	Calculated as rent and storage revenues less power and other facilities costs.
(3)	Calculated as warehouse services revenues less labor and other services costs.
(4)	Calculated as same store rent and storage contribution (NOI) divided by same store rent and storage revenues.
(5)	Calculated as same store warehouse services contribution (NOI) divided by same store warehouse services revenues.
(6)
Non-same store warehouse count of 17 includes a facility acquired through the De Bruyn Cold Storage acquisition on July 1, 2022, a facility previously leased that we bought during the third quarter of 2022, one recently leased warehouse in Australia, one facility previously leased that we bought during the second quarter of 2022, one warehouse which we ceased operations within as it is being prepared for lease to a third-party, a leased facility in which we ceased operations during the fourth quarter of 2022 in anticipation of the upcoming lease maturity and 10 warehouses in expansion or redevelopment.

Financial Supplement	First Quarter 2023

Same-store Key Operating Metrics
The following table provides certain operating metrics to explain the drivers of our same store performance for the three months ended March 31, 2023 and 2022.

	Three Months Ended March 31,		Change
Units in thousands except per pallet and site data	2023	2022
Number of same store warehouses	221	221	n/a
Same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	4,359	4,012	8.6%
Economic occupancy percentage	84.6%	77.1%	748 bps
Same store rent and storage revenues per economic occupied pallet	$59.35	$54.66	8.6%
Constant currency same store rent and storage revenue per economic occupied pallet	$60.28	$54.66	10.3%

Physical occupancy(2)
Average physical occupied pallets	4,018	3,649	10.1%
Average physical pallet positions	5,154	5,205	(1.0)%
Physical occupancy percentage	78.0%	70.1%	786 bps
Same store rent and storage revenues per physical occupied pallet	$64.38	$60.10	7.1%
Constant currency same store rent and storage revenues per physical occupied pallet	$65.39	$60.10	8.8%

Same store warehouse services:
Throughput pallets	9,234	9,382	(1.6)%
Same store warehouse services revenues per throughput pallet	$34.12	$31.88	7.0%
Constant currency same store warehouse services revenues per throughput pallet	$34.61	$31.88	8.6%

Number of non-same store warehouses(3)	17	19	n/a
Non-same store rent and storage:
Economic occupancy(1)
Average economic occupied pallets	194	162	n/r
Economic occupancy percentage	73.6%	69.8%	n/r

Physical occupancy(2)
Average physical occupied pallets	172	155	n/r
Average physical pallet positions	263	232	n/r
Physical occupancy percentage	65.2%	66.9%	n/r

Non-same store warehouse services:
Throughput pallets	419	478	n/r
(1)We define average economic occupancy as the aggregate number of physically occupied pallets and any additional pallets otherwise contractually committed for a given period, without duplication. We estimate the number of contractually committed pallet positions by taking into account actual pallet commitments specified in each customer’s contract, and subtracting the physical pallet positions.
(2)We define average physical occupancy as the average number of occupied pallets divided by the estimated number of average physical pallet positions in our warehouses for the applicable period. We estimate the number of physical pallet positions by taking into account actual racked space and by estimating unracked space on an as-if racked basis. We base this estimate on a formula utilizing the total cubic feet of each room within the warehouse that is unracked divided by the volume of an assumed rack space that is consistent with the characteristics of the relevant warehouse. On a warehouse by warehouse basis, rack space generally ranges from three to four feet depending upon the type of facility and the nature of the customer goods stored therein. The number of our pallet positions is reviewed and updated quarterly, taking into account changes in racking configurations and room utilization.
(3)Non-same store warehouse count of 17 includes a facility acquired through the De Bruyn Cold Storage acquisition on July 1, 2022, a facility previously leased that we bought during the third quarter of 2022, one recently leased warehouse in Australia, one facility previously leased that we bought during the second quarter of 2022, one warehouse which we ceased operations within as it is being prepared for lease to a third-party, a leased facility in which we ceased operations during the fourth quarter of 2022 in anticipation of the upcoming lease maturity and 10 warehouses in expansion or redevelopment.

Financial Supplement	First Quarter 2023

2023 Same-store Historical Performance Trend - The following table reflects the actual results of our current same store pool, in USD, for the respective periods.

	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
Number of same store warehouses	221	221	221	221	221
Same store revenues:
Rent and storage	$258,694	$255,426	$247,895	$231,040	$219,329
Warehouse services	315,033	321,107	324,649	309,639	299,118
Total same store revenues	$573,727	$576,533	$572,544	$540,679	$518,447

Same store cost of operations:
Power	33,253	35,279	44,597	32,934	30,244
Other facilities costs	56,477	54,573	53,948	52,369	51,844
Labor	245,260	241,816	243,319	238,310	232,970
Other services costs	57,175	70,401	63,490	63,772	57,618
Total same store cost of operations	$392,165	$402,069	$405,354	$387,385	$372,676

Same store contribution (NOI)	$181,562	$174,464	$167,190	$153,294	$145,771
Same store rent and storage contribution (NOI)(1)	$168,964	$165,574	$149,350	$145,737	$137,241
Same store services contribution (NOI)(2)	$12,598	$8,890	$17,840	$7,557	$8,530

Total same store margin	31.6%	30.3%	29.2%	28.4%	28.1%
Same store rent and storage margin(3)	65.3%	64.8%	60.2%	63.1%	62.6%
Same store services margin(4)	4.0%	2.8%	5.5%	2.4%	2.9%

Same store rent and storage:
Economic occupancy
Average economic occupied pallets	4,359	4,350	4,176	4,044	4,012
Economic occupancy percentage	84.6%	84.2%	80.5%	77.8%	77.1%
Same store rent and storage revenues per economic occupied pallet	$59.35	$58.72	$59.36	$57.13	$54.66

Physical occupancy
Average physical occupied pallets	4,018	4,065	3,883	3,734	3,649
Average physical pallet positions	5,154	5,164	5,190	5,196	5,205
Physical occupancy percentage	78.0%	78.7%	74.8%	71.9%	70.1%
Same store rent and storage revenues per physical occupied pallet	$64.38	$62.84	$63.85	$61.88	$60.10

Same store warehouse services:
Throughput pallets	9,234	9,505	9,777	9,620	9,382
Same store warehouse services revenues per throughput pallet	$34.12	$33.78	$33.21	$32.19	$31.88

Total non-same store results:
Non-same store warehouse revenue	21,325	22,157	26,433	23,700	22,478
Non-same store warehouse cost of operations	28,060	24,293	26,961	26,009	21,991
Non-same store warehouse NOI	(6,735)	(2,136)	(528)	(2,309)	487

Actual FX rates for the period	Q1 23	Q4 22	Q3 22	Q2 22	Q1 22
1 ARS =	0.005	0.006	0.007	0.008	0.009
1 AUS =	0.684	0.658	0.683	0.715	0.724
1 BRL =	0.193	0.190	0.191	0.204	0.192
1 CAD =	0.740	0.737	0.766	0.784	0.789
1 CLP =	0.001	0.001	0.001	0.001	0.001
1 EUR =	1.073	1.022	1.007	1.065	1.122
1 GBP =	1.215	1.175	1.177	1.257	1.342
1 NZD =	0.630	0.604	0.613	0.651	0.676
1 PLN =	0.228	0.216	0.213	0.229	0.243
(1)Calculated as rent and storage revenues less power and other facilities costs.
(2)Calculated as warehouse services revenues less labor and other services costs.
(3)Calculated as warehouse rent and storage contribution (NOI) divided by warehouse rent and storage revenues.
(4)Calculated as warehouse services contribution (NOI) divided by warehouse services revenues.

Financial Supplement	First Quarter 2023
External Growth and Capital Deployment

Recently Completed Expansion and Development Projects
Facility	Opportunity Type	Facility Type (A = Automated) (C = Conventional)	Tenant Opportunity	Cubic Feet (in millions)	Pallet Positions (in thousands)	Estimated Total Cost (in millions)(1)	Expected Stabilized NOI ROIC	Completion Date	Expected Full Stabilized Quarter
Auckland, New Zealand	Expansion	Distribution (C)	Multi-tenant	4.6	27	NZ$64	12-14%	Q2 2021	Q3 2022
Lurgan, Northern Ireland	Expansion	Distribution (C)	Multi-tenant	0.7	4	£7	10-12%	Q2 2021	Q3 2022
Calgary, Canada	Expansion	Distribution (C)	Multi-tenant	2.0	7	C$13	10-12%	Q3 2021	Q1 2023
Dunkirk, NY	Development	Production Advantaged (C)	Build-to-suit	7.0	25	$38	10-12%	Q2 2022	Q3 2023
Dublin, Ireland	Development	Distribution (C)	Multi-tenant	6.3	20	€34	10-12%	Q3 2022	Q1 2024
Barcelona	Expansion	Distribution (C)	Multi-tenant	3.3	12	€13	10-12%	Q4 2022	Q3 2024
Lancaster, PA	Development	Distribution (A)	Build-to-suit	11.4	28	$164	10-12%	Q1 2023	Q2 2024
(1)Cost to date through March 31, 2023, projects are substantially complete. Additional spending may be incurred for residual cost and retainage.

Expansion and Development Projects In Process and Announced
		Facility Type (A = Automated) (C = Conventional)		Under Construction		Investment in Expansion / Development (in millions)			Expected Stabilized NOI ROIC	Target Complete Date	Expected Full Stabilized Quarter
Facility	Opportunity Type		Tenant Opportunity	Cubic Feet (millions) (1)	Pallet Positions (thousands) (1)	Cost (2)	Estimate to Complete	Total Estimated Cost
Russellville, AR	Expansion	Production Advantaged (A)	Build-to-suit	13.0	42	$78	$10-$17	$88-$95	10-12%	Q2 2023	Q3 2024
Gateway, GA Phase 2	Expansion	Distribution (A)	Multi-tenant	6.3	24	$37	$1 - $3	$38 - $40	10-12%	Q2 2023	Q1 2025
Plainville, CT	Development	Distribution (A)	Build-to-suit	12.1	31	$155	$15-$19	$170-$174	10-12%	Q3 2023	Q1 2025
Spearwood, Australia	Expansion	Distribution (A)	Multi-tenant	3.3	20	A$52	A$8-A$12	A$60-A$64	10-12%	Q3 2023	Q1 2025
(1)Cubic feet and pallet positions are estimates while the facilities are under construction.
(2)Cost as of March 31, 2023.

Recent Acquisitions
Facility	Metropolitan Area	No. of Facilities	Cubic Feet (in millions)	Pallet Positions (in thousands)	Acquisition Price (in millions)	Net Entry NOI Yield (1)	Expected Three Year Stabilized NOI ROIC	Date Purchased	Expected Full Stabilized Quarter
De Bruyn Cold Storage	Australia	1	2.0	21	A$24.9	8.2%	9-10%	7/1/2022	Q4 2025
(1)Inclusive of expenses required to integrate and reach stabilization.

Financial Supplement	First Quarter 2023
Unconsolidated Joint Ventures (Investments in Partially Owned Entities)

As of March 31, 2023, the Company owned a 14.99% equity share in the Brazil-based SuperFrio. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

SuperFrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q1 23		Q4 22		Q3 22		Q2 22		Q1 22
	($’s in thousands)
Net book value of property, buildings and equipment	R$	1,112,850	R$	1,099,418	R$	1,063,778	R$	1,038,105	R$	1,011,629
Other assets	466,146		512,948		501,967		456,142		411,849
Total assets	1,578,996		1,612,366		1,565,745		1,494,247		1,423,478

Debt	659,675		679,304		625,015		602,520		584,718
Other liabilities	464,967		461,286		461,636		428,600		419,416
Equity	454,354		471,776		479,095		463,127		419,344
Total liabilities and equity	R$	1,578,996	R$	1,612,366	R$	1,565,746	R$	1,494,247	R$	1,423,478

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD quarter-end rate	0.1975		0.1892		0.1848		0.1900		0.2108
Americold’s pro rata share of debt at BRL/USD rate		$19,543		$19,279		$17,325		$17,172		$18,489

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q1 23		Q4 22		Q3 22		Q2 22		Q1 22
	($’s in thousands)
Revenues	R$	156,234	R$	163,109	R$	152,517	R$	139,826	R$	117,183
Cost of operations	110,947		103,302		101,461		93,060		78,574
Selling, general and administrative expense	8,658		13,732		9,704		11,887		12,883
M&A expense	2,751		3,940		4,310		3,652		4,893
Depreciation & amortization	20,070		20,672		18,221		20,014		19,617
Total operating expenses	142,426		141,646		133,696		128,613		115,967
Operating income	13,808		21,463		18,821		11,213		1,216

Interest expense	32,488		28,588		21,374		33,163		24,518
Other income	(1,799)		(631)		(659)		(1,241)		(905)
Current income tax expense	1,567		1,519		2,868		3,800		2,067
Deferred income tax benefit	(245)		(216)		(4,546)		(11,576)		(10,420)
Non-operating expenses	32,011		29,260		19,037		24,146		15,260
Net loss	R$	(18,203)	R$	(7,797)	R$	(216)	R$	(12,933)	R$	(14,044)

Americold’s ownership percentage	15%		15%		15%		15%		15%

BRL/USD average rate	0.1927		0.1901		0.1907		0.2040		0.1916
Americold’s pro rata share of NOI		$1,309		$1,705		$1,460		$1,431		$1,110
Americold’s pro rata share of Net loss		$(526)		$(222)		$(6)		$(396)		$(404)
Americold’s pro rata share of Core FFO		$(177)		$163		$368		$41		$105
Americold’s pro rata share of AFFO		$42		$378		$500		$(46)		$(40)

Financial Supplement	First Quarter 2023
As of March 31, 2023, the Company owned a 22.12% equity share in the Brazil-based Comfrio. The debt of our unconsolidated joint venture is non-recourse to us, except for customary exceptions pertaining to such matters as intentional misuse of funds, environmental conditions and material misrepresentations.

Comfrio
	As of
Summary Balance Sheet - at the JV’s 100% share in BRLs	Q1 23		Q4 22		Q3 22		Q2 22		Q1 22
	($’s in thousands)
Net book value of property, buildings and equipment	R$	321,579	R$	314,387	R$	326,647	R$	264,379	R$	291,462
Other assets	339,870		358,299		307,768		267,943		288,221
Total assets	661,449		672,686		634,415		532,322		579,683

Debt	421,295		381,706		316,730		326,207		314,227
Other liabilities	454,233		452,651		433,575		361,367		349,460
Equity	(214,079)		(161,671)		(115,890)		(155,252)		(84,004)
Total liabilities and equity	R$	661,449	R$	672,686	R$	634,415	R$	532,322	R$	579,683

Americold’s ownership percentage	22%		22%		22%		22%		22%

BRL/USD quarter-end rate	0.1975		0.1892		0.1848		0.1900		0.2108
Americold’s pro rata share of debt at BRL/USD rate		$18,305		$15,888		$12,877		$13,635		$14,573

	Three Months Ended
Summary Statement of Operations - at the JV’s 100% share in BRLs	Q1 23		Q4 22		Q3 22		Q2 22		Q1 22
	($’s in thousands)
Revenues	R$	108,896	R$	123,698	R$	113,862	R$	99,938	R$	85,017
Cost of operations	101,486		80,327		72,822		65,612		61,387
Selling, general and administrative expense	10,913		10,747		12,932		4,829		7,404
Depreciation & amortization	9,225		26,759		19,390		27,679		21,084
Operating expenses	121,624		117,833		105,144		98,120		89,875
Operating loss	(12,728)		5,865		8,718		1,818		(4,858)

Interest expense	40,630		53,223		36,589		43,704		38,976
Other (income) loss	(102)		(1,808)		5,735		(4,566)		(7,359)
Current tax expense	790		—		—		—		—
Deferred income tax (benefit) expense	(2,743)		90		(2,976)		45,544		907
Non-operating expenses	38,575		51,505		39,348		84,682		32,524
Net loss	R$	(51,303)	R$	(45,640)	R$	(30,630)	R$	(82,864)	R$	(37,382)

Americold’s ownership percentage	22%		22%		22%		22%		22%

BRL/USD average rate	0.1927		0.1901		0.1907		0.2040		0.1916
Americold’s pro rata share of NOI		$314		$1,814		$1,722		$1,541		$996
Americold’s pro rata share of Net loss		$(2,175)		$(1,909)		$(1,285)		$(3,719)		$(1,576)
Americold’s pro rata share of Core FFO		$(1,984)		$(971)		$(898)		$(818)		$(867)
Americold’s pro rata share of AFFO		$(2,008)		$(423)		$(927)		$(361)		$(829)

Financial Supplement	First Quarter 2023

2023 Guidance

The ranges for these metrics do not include the impact of acquisitions, dispositions, or capital markets activity beyond that which has been previously announced.

	As of	As of
	May 4, 2023	February 16, 2023
Warehouse segment same store revenue growth (constant currency)	4.5% - 8.5%	3.0% - 6.0%
Warehouse segment same store NOI growth (constant currency)	750 - 850 bps higher than associated revenue	100 - 300 bps higher than associated revenue
Warehouse segment non-same store NOI	$0M - $5M	$0M - $15M
Transportation and Managed segment NOI	$43M - $50M	$50M - $57M
Total selling, general and administrative expense (inclusive of share-based compensation expense of $22M - $24M )	$228M - $239M	$216M - $234M
Interest expense	$151M - $158M	$134M - $140M
Current income tax expense	$7M - $9M	$5M - $9M
Deferred income tax benefit	$10M - $14M	$10M - $14M
Non real estate depreciation and amortization expense	$118M - $126M	$120M - $130M
Total maintenance capital expenditures	$80M - $90M	$80M - $90M
Development starts (1)	$100M - $200M	$100M - $200M
AFFO per share	$1.16 - $1.26	$1.14 - $1.24
Assumed FX rates	1 ARS = 0.0061 USD 1 AUS = 0.6664 USD 1 BRL = 0.1922 USD 1 CAD = 0.7300 USD 1 CLP = 0.0012 USD 1 EUR = 1.071 USD 1 GBP = 1.2144 USD 1 NZD = 0.6228 USD 1 PLN = 0.2283 USD	1 ARS = 0.0061 USD 1 AUS = 0.6616 USD 1 BRL = 0.1900 USD 1 CAD = 0.7331 USD 1 CLP = 0.0011 USD 1 EUR = 1.0565 USD 1 GBP = 1.2320 USD 1 NZD = 0.6120 USD 1 PLN = 0.2274 USD
(1)Represents the aggregate invested capital for initiated development opportunities.

Financial Supplement	First Quarter 2023

Notes and Definitions
We calculate funds from operations, or FFO, in accordance with the standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. NAREIT defines FFO as net income or loss determined in accordance with U.S. GAAP, excluding extraordinary items as defined under U.S. GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, real estate asset impairment and our share of reconciling items for partially owned entities. We believe that FFO is helpful to investors as a supplemental performance measure because it excludes the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs.
We calculate core funds from operations, or Core FFO, as FFO adjusted for the effects of gain or loss on the sale of non-real estate assets, acquisition, litigation and other, net, goodwill impairment, share-based compensation expense for the IPO retention grants, loss on debt extinguishment, modifications and termination of derivative instruments, and foreign currency exchange loss. We also adjust for the impact of Core FFO attributable to gain on extinguishment of New Market Tax Structure, loss on deconsolidation of subsidiary contributed to the LATAM joint venture and our share of reconciling items related to partially owned entities. We believe that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to our core business operations. We believe Core FFO can facilitate comparisons of operating performance between periods, while also providing a more meaningful predictor of future earnings potential.

However, because FFO and Core FFO add back real estate depreciation and amortization and do not capture the level of maintenance capital expenditures necessary to maintain the operating performance of our properties, both of which have material economic impacts on our results from operations, we believe the utility of FFO and Core FFO as a measure of our performance may be limited.
We calculate adjusted funds from operations, or Adjusted FFO, as Core FFO adjusted for the effects of amortization of deferred financing costs and pension withdrawal liability, amortization of above or below market leases, non-real estate asset impairment, straight-line net rent, benefit or expense from deferred income taxes, stock-based compensation expense, non-real estate depreciation and amortization and maintenance capital expenditures. We also adjust for AFFO attributable to our share of reconciling items of partially owned entities and operating results from business segments which are not core to our long term business strategy and we intend to divest. We believe that Adjusted FFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments in our business and to assess our ability to fund distribution requirements from our operating activities.
FFO, Core FFO and Adjusted FFO are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO, Core FFO and Adjusted FFO should be evaluated along with U.S. GAAP net income and net income per diluted share (the most directly comparable U.S. GAAP measures) in evaluating our operating performance. FFO, Core FFO and Adjusted FFO do not represent net income or cash flows from operating activities in accordance with U.S. GAAP and are not indicative of our results of operations or cash flows from operating activities as disclosed in our consolidated statements of operations included in our quarterly and annual reports. FFO, Core FFO and Adjusted FFO should be considered as supplements, but not alternatives, to our net income or cash flows from operating activities as indicators of our operating performance. Moreover, other REITs may not calculate FFO in accordance with the NAREIT definition or may interpret the NAREIT definition differently than we do. Accordingly, our FFO may not be comparable to FFO as calculated by other REITs. In addition, there is no industry definition of Core FFO or Adjusted FFO and, as a result, other REITs may also calculate Core FFO or Adjusted FFO, or other similarly-captioned metrics, in a manner different than we do. The table above reconciles FFO, Core FFO and Adjusted FFO to net (loss) income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.
We calculate EBITDA for Real Estate, or EBITDAre, in accordance with the standards established by the Board of Governors of NAREIT, defined as, earnings before interest expense, taxes, depreciation and amortization, net gain on sale of real estate, net of withholding taxes, and adjustment to reflect share of EBITDAre of partially owned entities. EBITDAre is a measure commonly used in our industry, and we present EBITDAre to enhance investor understanding of our operating performance. We believe that EBITDAre provides investors and analysts with a measure of operating results unaffected by differences in capital structures, capital investment cycles and useful life of related assets among otherwise comparable companies.
We also calculate our Core EBITDA as EBITDAre further adjusted for acquisition, litigation and other, net, loss from investments in partially owned entities, impairment of indefinite and long-lived assets (when applicable), foreign currency exchange loss or gain, stock-based compensation expense, loss on debt extinguishment, modifications and termination of derivative instruments, net gain on other asset disposals, reduction in EBITDAre from partially owned entities, and operating results from business segments which are not core to our long term business strategy and we intend to divest. We believe that the presentation of Core EBITDA provides a measurement of our operations that is meaningful to investors because it excludes the effects of certain items that are otherwise included in EBITDAre but which we do not believe are indicative of our core business operations. EBITDAre and Core EBITDA are not measurements of financial performance under U.S. GAAP, and our EBITDAre and Core EBITDA may not be comparable to similarly titled measures of other companies. You should not consider our EBITDAre and Core EBITDA as alternatives to net income or cash flows from operating activities determined in accordance with U.S. GAAP. Our calculations of EBITDAre and Core EBITDA have limitations as analytical tools, including:

•these measures do not reflect our historical or future cash requirements for maintenance capital expenditures or growth and expansion capital expenditures;
•these measures do not reflect changes in, or cash requirements for, our working capital needs;
•these measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our indebtedness;
•these measures do not reflect our tax expense or the cash requirements to pay our taxes; and
•although depreciation and amortization are non-cash charges, the assets being depreciated will often have to be replaced in the future and these measures do not reflect any cash requirements for such replacements.

Financial Supplement	First Quarter 2023

We use Core EBITDA and EBITDAre as measures of our operating performance and not as measures of liquidity. The table on page 19 reconciles EBITDA, EBITDAre and Core EBITDA to net income, which is the most directly comparable financial measure calculated in accordance with U.S. GAAP.

Net debt to proforma Core EBITDA is calculated using total debt, plus capital lease obligations, less cash and cash equivalents, divided by pro-forma Core EBITDA. We calculate pro-forma Core EBITDA as Core EBITDA further adjusted for acquisitions, dispositions and for rent expense associated with lease buy-outs and lease exits. The pro-forma adjustment for acquisitions reflects the Core EBITDA for the period of time prior to acquisition. The pro-forma adjustment for leased facilities exited or purchased reflects the add-back for the related lease expense from the last year. The pro-forma adjustment for dispositions reduces Core EBITDA for the earnings of facilities disposed of or exited during the year, including the strategic exit of certain third-party managed business.
We define our “same store” population once a year at the beginning of the current calendar year. Our same store population includes properties that were owned or leased for the entirety of two comparable periods and that have reported at least twelve months of consecutive normalized operations prior to January 1 of the prior calendar year. We define “normalized operations” as properties that have been open for operation or lease after development or significant modification, including the expansion of a warehouse footprint or a warehouse rehabilitation subsequent to an event, such as a natural disaster or similar event causing disruption to operations. In addition, our definition of “normalized operations” takes into account changes in the ownership structure (e.g., purchase of acquired properties will be included in the “same store” population if owned by us as of the first business day of each year, of the prior calendar year and still owned by us as of the end of the current reporting period, unless the property is under development). The “same store” pool is also adjusted to remove properties that were sold or entering development subsequent to the beginning of the current calendar year. As such, the “same store” population for the period ended December 31, 2022 includes all properties that we owned at January 2, which had both been owned and had reached “normalized operations” by January 2, 2022.

We calculate “same store revenue” as revenues for the same store population. We calculate “same store contribution (NOI)” as revenues for the same store population less its cost of operations (excluding any depreciation and amortization, impairment charges, corporate-level selling, general and administrative expenses, corporate-level acquisition, litigation and other, net and gain or loss on sale of real estate). In order to derive an appropriate measure of period-to-period operating performance, we also calculate our same store contribution (NOI) on a constant currency basis to remove the effects of foreign currency exchange rate movements by using the comparable prior period exchange rate to translate from local currency into U.S. dollars for both periods. We evaluate the performance of the warehouses we own or lease using a “same store” analysis, and we believe that same store contribution (NOI) is helpful to investors as a supplemental performance measure because it includes the operating performance from the population of properties that is consistent from period to period and also on a constant currency basis, thereby eliminating the effects of changes in the composition of our warehouse portfolio and currency fluctuations on performance measures. Same store contribution (NOI) is not a measurement of financial performance under U.S. GAAP. In addition, other companies providing temperature-controlled warehouse storage and handling and other warehouse services may not define same store or calculate same store contribution (NOI) in a manner consistent with our definition or calculation. Same store contribution (NOI) should be considered as a supplement, but not as an alternative, to our results calculated in accordance with U.S. GAAP. The tables beginning on page 30 provide reconciliations for same store revenues and same store contribution (NOI).
We define “maintenance capital expenditures” as capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures include capital expenditures made to extend the life of, and provide future economic benefit from, our existing temperature-controlled warehouse network and its existing supporting personal property and information technology. Maintenance capital expenditures do not include acquisition costs contemplated when underwriting the purchase of a building or costs which are incurred to bring a building up to Americold’s operating standards. See the tables on page 28 for additional information regarding our maintenance capital expenditures.
We define “total real estate debt” as the aggregate of the following: mortgage notes, senior unsecured notes, term loans and borrowings under our revolving line of credit. We define “total debt outstanding” as the aggregate of the following: total real estate debt, sale-leaseback financing obligations and financing lease obligations. See the tables on page 21 for additional information regarding our indebtedness.
All quarterly amounts and non-GAAP disclosures within this filing shall be deemed unaudited.